POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Nicole Brookshire, Jennifer Conway and John Runne of Davis Polk & Wardwell LLP, and each of Susan Wiseman, Nathan Jeffries, Melissa Nally and Elizabeth Sweeny of Braze, Inc., signing individually, the undersigned’s true and lawful attorneys-in fact and agents to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or greater than 10% stockholder of Braze, Inc., Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 (including any amendments thereto) and timely file such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Braze assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Braze, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by Braze, Inc. or employed by or a partner at Davis Polk & Wardwell LLP, as applicable. The undersigned has caused this Power of Attorney to be executed effective as of June 3, 2024. /s/ Yvonne Wassenaar Yvonne Wassenaar

AUTHORIZATION LETTER June 3, 2024 Securities and Exchange Commission 100 F Street, NE Washington, D.C. 20549 Attn: Filing Desk To Whom It May Concern: By means of this letter I authorize Nicole Brookshire, Jennifer Conway and John Runne of Davis Polk & Wardwell LLP, and each of Susan Wiseman, Nathan Jeffries, Melissa Nally and Elizabeth Sweeny of Braze, Inc., or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Braze, Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5 or amendment to those forms that I am required to file with the same effect as if I had signed them myself. This authorization will remain in effect until revoked in writing by me. Yours truly, /s/ Yvonne Wassenaar Yvonne Wassenaar